Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.1

Corindus Vascular Robotics, Inc. Closes Private Placement for $26.6 Million

WALTHAM, MA, September xx, 2014 – Corindus Vascular Robotics, Inc. [OTCQB: CVRS], a leading developer of precision vascular robotics (“Corindus” or the “Company”), announced today that it entered into a Securities Purchase Agreement pursuant to which the Company will issue and sell to certain accredited investors an aggregate of 10,666,570 shares of the Company’s Common Stock in a private placement at a purchase price of $2.50 per share, resulting in aggregate gross proceeds to the Company of approximately $26.6 million. The Company has agreed to file a registration statement covering the resale of all shares issued in the private placement.

Cowen and Company, LLC (“Cowen”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”) acted as placement agents for the transaction.

The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the U.S. absent registration or an applicable exemption.

David M. Handler, CEO, Corindus Vascular Robotics, Inc., stated, “This funding will enable expansion of our sales team and product commercialization, and continued investment in product innovation. We are also committed to advocating for interventional cardiologists by focusing on the key issues and concerns that impact them in the cath lab, such as the importance of precision in performing coronary angioplasties and protection from occupational hazards such as radiation exposure to both physicians and their patients.”

About Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc. [OTCQB: CVRS] is a global technology leader in robotic-assisted percutaneous coronary interventions (PCIs). The Company’s FDA cleared CorPath 200 System is the first medical device that offers interventional cardiologists PCI procedure control from a radiation protective interventional cockpit. With the CorPath System, Corindus Vascular Robotics brings robotic precision to PCI procedures to help optimize clinical outcomes and minimize the costs associated with complications through improper stent placement. Corindus stands behind its technology with its unique $1,000 hospital credit “One Stent Program.” For additional information, visit www.corindus.com, and follow @CorindusInc.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy securities of Corindus Vascular Robotics, Inc. Certain statements in this release, including those related to the expansion of our sales team and continued product development, the reduction in radiation resulting from the use of the CorPath System, the PCI procedure control from the interventional cockpit, the optimization of clinical outcomes and the minimization of costs associated with complications through improper stent placement, and other written or oral statements made by or on behalf of the Company are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. The forward-looking statements are subject to a number of risks and uncertainties including FDA and market acceptance of the Company’s products and the Company’s continued access to capital and other risks and uncertainties identified in the Company’s Current Report on Form 8-K/A, Amendment No. 1, filed with the Securities and Exchange Commission on August 15, 2014. The actual results the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These statements are based on our current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

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Media Contact

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KNB Communications

203-504-8230, ext. 131

Corindus@knb.com